Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Glaukos Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(c); 457(h)	2,456,003 (2)	$86.98 (3)	213,623,141	$0.0001476	$31,530.78
Equity	Common Stock, par value $0.001 per share	457(c); 457(h)	491,200 (4)	$86.98 (3)	42,724,576	$0.0001476	$6,306.15
Total Offering Amounts							$37,836.93
Total Fee Offsets							$0
Net Fee Due							$37,836.93

(1)

This Registration Statement covers, in addition to the number of shares of Glaukos Corporation, a Delaware corporation (the “Company”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan (the “2015 Incentive Plan”) or the Glaukos Corporation 2015 Employee Stock Purchase Plan (the “ESPP”) as a result of one or more adjustments under the 2015 Incentive Plan or the ESPP to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to the 2015 Incentive Plan, the number of shares reserved for issuance under the 2015 Incentive Plan automatically increases on the first day of each fiscal year by the lesser of (i) five percent of the outstanding Common Stock on the last day of the immediately preceding fiscal year or (ii) the number of shares determined by the Company’s Board of Directors. This Registration Statement covers five percent of the outstanding Common Stock on December 31, 2023 (i.e. 5% of 49,120,076 shares).

(3)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 11, 2024, as quoted on the New York Stock Exchange.

(4)

Pursuant to the ESPP, the number of shares reserved for issuance under the ESPP automatically increases on the first day of each fiscal year by the lesser of (i) one percent of the outstanding Common Stock on the last day of the immediately preceding fiscal year or (ii) an amount determined by the ESPP’s administrator. This Registration Statement covers one percent of the outstanding Common Stock on December 31, 2023 (i.e. 1% of 49,120,076 shares).